ASSET PURCHASE AND

ASSIGNMENT AGREEMENT

DATED AS OF DECEMBER 21st, 2011

WHITE SMILE GLOBAL, INC.

AND

DR. MARTIN S. GINIGER

TABLE OF CONTENTS

ARTICLE

1.

Purchase and Sale of Asset .

1.1

Agreement to Purchase and Sell.

1.2

Purchase Price.

1.3

Payment of Purchase Price.

1.4

Closing.

2.

Representations and Warranties of Seller.

2.1        Transfer and Assignment

2.2

Compliance with Law.

2.3

Validity and Effect of Agreements.

2.4

No Required Consents or Defaults.

2.5

Title to Assets.

2.6

Litigation.

2.7

No Brokers.

2.8

No Misrepresentation or Omission.

3.

Representations and Warranties of Buyer.

3.1

Existence and Good Standing.

3.2

Corporate Authority.

3.3

Compliance with Law.

3.4

Authorization; Validity and Effect of Agreements.

3.5

Required Forward Split.

4.

Representations and Warranties of Ahmadzai

5.

Other Covenants and Agreements.

5.1

Indemnification by Seller.

5.2

Indemnification by Buyer.

5.3

Conditions of Indemnification.

5.4

Taxes and Expenses.

5.5

Exclusive Dealing.

5.6

Public Announcements.

6.

Conditions of Closing.

6.1

Buyer’s Conditions of Closing.

6.2

Seller’s Conditions of Closing.

7.

Termination.

7.1

Methods of Termination.

7.2

Procedure Upon Termination.

8.

Miscellaneous.

8.1

Notice.

8.2

Execution of Additional Documents.

8.3

Binding Effect; Benefits.

8.4

Entire Agreement.

8.5

Choice of Law and Venue, Jurisdiction, Attorneys’ fees.

8.6

Fair Meaning.

8.7

Mutual Drafting.

8.8

Jurisdiction Service of Process.

8.9

Survival.

8.10

Counterparts.

8.11

Headings.

8.12

Waivers.

8.13

Merger of Documents.

8.14

Incorporation of Exhibits and Schedules

8.15

Severability

8.16

Assignability

8.17

Binding on  Successors and Assigns

8.18

Third Party Beneficiaries

8.19

Authority of Signers

EXHIBIT “A”

PURCHASED/ASSIGNED ASSETS

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AND ASSIGNMENT AGREEMENT (the “Agreement”) is dated the 21st day of December, 2011, by and among White Smile Global, a Nevada corporation which is publicly traded on the Over-The -Counter Bulletin Board (OCTBB: WSML) hereinafter referred to as the “Buyer”, and Dr. Martin S. Giniger, an individual (hereinafter referred to as the “Seller”), and Omar John Ahmadzai, an individual (hereinafter referred to as “Ahmadzai”), (hereinafter sometimes referred to collectively as the  “Parties”).

WHEREAS, Seller desire to sell, transfer and assign to Buyer, and Buyer desires to purchase, accept and assume from Seller, One Hundred percent (100%) of all of the Seller’s rights, title and interest in and to certain proprietary Assets more specifically defined in Exhibit “A” (hereinafter referred to as the “Assets”) attached hereto and incorporated herein by reference for the consideration and upon the terms and subject to the conditions hereinafter set forth.

WHEREAS, Ahmadzai agrees to cancel Ten Million (10,000,000) Shares of the Buyers $.001 par-value common stack held in the name of Omar John Ahmadzai, and

WHEREAS, Buyer shall effect a forward split, having a ratio of no less then 2:1, of Buyers current issued and outstanding $.001 par value common stock.

NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.

Purchase and Sale of Assets.

1.1

Agreement to Purchase and Sell.  Upon the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing Date (as such term is hereinafter defined), Seller shall sell transfer and assign to Buyer, and Buyer shall acquire, accept and assume from Seller, One Hundred percent (100%) of all of the Seller’s rights, title and interest in and to certain proprietary Assets more specifically defined in Exhibit “A” attached hereto and incorporated herein by reference.

1.2

Purchase Price.  Upon the terms and subject to the conditions set forth in this Agreement, in reliance upon the representations, warranties, covenants and agreements of the Seller contained herein, and in exchange for One Hundred percent (100%) of all of the Seller’s rights, title and interest in and to the Assets, Buyer agrees to deliver to Seller, a total of Ten Million (10,000,000) pre-split shares of the Buyers $.001 par value common stock (“Purchase Shares”). The shares shall be fully paid for and non-assessable when issued and bear a restrictive legend in accordance with Rule 144 of the Securities and Exchange Act of 1933 as amended.

1.3

Payment of Purchase Price.  The  Purchase Price shall be payable as follows:

(a)

Ten Million (10,000,000) pre-split shares of the Buyer’s common stock shall be delivered to Seller or Seller assign’s within five (5) business days of the Closing Date as defined in Section 1.4 herein. Concurrently, Ahmadzai shall cancel Ten Million (10,000,000) pre-split shares of the Buyer’s common stock currently held in the name of  Omar John Ahmadzai.

1.4

Closing.  The closing of the transaction contemplated herein (the "Closing") will be at the office of Buyer on or before December 27th, 2011, or at such other place or at such other date and time as Seller and Buyer may mutually agree. Such date and time of Closing is herein referred to as the "Closing Date."

2.

Representations and Warranties of Seller.  The Seller, represents and warrants to Buyer as follows:

2.1

Transfer and Assignments.

(a) This Agreement includes the assignment of all rights in and to the product name,

together with the goodwill of the potential business connected with and symbolized by such   products named, including the trademark and the service mark and any intellectual property   rights relating to the Assets, to the extent any such trademark, service mark, or intellectual   property rights exist;

(b) Seller agrees to change the registered owner of the relating to the Assets to the Buyer

and the Buyer agrees to accept the change of the registered owner of the relating to the Assets.   Specifically, Seller agrees immediately to prepare and transmit the necessary information to   ensure the transfer of the Assets.

(c) Seller shall from time to time, execute all documents required to perfect the

assignment and transfer of the Purchased/Assigned Assets, including all filings required to   perfect Buyer’s ownership in such Assets with the United States Patent and Trademark Office.

2.2

Compliance with Law.   As of the Closing, the Seller is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Assets or the Seller is a party or is subject, and the Assets are not in violation of any laws, ordinances, governmental rules or  regulations to which they is subject.  The Seller has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations which are required and necessary for the Assets viability.

2.3

Validity and Effect of Agreements.  This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of the Seller enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefore may be brought.

2.4

No Required Consents or Defaults.  The execution and delivery of this Agreement by the Seller does not and the consummation of the transactions contemplated hereby will not (i) require the consent of any person not a party to this Agreement, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the  Assets pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Seller or the Assets  are a party or by which any of them is bound.

2.5

Title to The Assets.  The Seller has good and marketable title to all of the Assets.  None of the Assets are,  subject to a contract of sale, assignment, mortgage, loan, chattel agreement, UCC1 financing statement or any form of security interests, encumbrances, liens or charges of any kind or character.

2.6

Litigation.  As of the Closing, there are no actions, suits or proceedings with respect to the Assets involving claims by or against Seller or the Assets which are pending or threatened against Seller or the Assets, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in any jurisdiction in  the world.  No basis for any action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which Seller or the Assets have been named or to which Seller is a party in whole or in part, to the to any of the Assets or which would result in any material adverse change in the Assets.

2.7

No Brokers.  Neither Seller nor the Assets has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and neither Seller is not aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

2.8

No Misrepresentation or Omission.  No representation or warranty by Seller in this Article 2 or in any other Article or Section of this Agreement, or in any certificate or other document furnished or to be furnished by Seller pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or will omit to state a material fact necessary in order to provide Buyer with accurate information as to the Assets.

3.

Representations and Warranties of Buyer.  Buyer represents and warrants to Seller as follows:

3.1

Existence and Good Standing.  As of the Closing, Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.  Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

3.2

Corporate Authority.  As of the Closing, Buyer has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

3.3

Compliance with Law.  As of the Closing Buyer is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Buyer is a party or is subject, and Buyer is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject.  Buyer has obtained all licenses, permits or other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

3.4

Authorization; Validity and Effect of Agreements.  The execution and delivery of this Agreement and all agreements and documents contemplated hereby by Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action(s).  This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of Buyer enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefore may be brought.  The execution and delivery of this Agreement by Buyer does not and the consummation of the transactions contemplated hereby will not (i) require the consent of any third party, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the Assets pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Buyer is a party or by which it is bound, and (iii) violate or conflict with any provision of the by-laws or articles of incorporation of Buyer as amended to the date of this Agreement.

3.5

Required Forward Split.

Buyer shall execute all documents required The Financial Industry Regulatory Authority (“FINRA”) to effect a forward split, having a ratio of no less then 2:1, of Buyers current issued and outstanding $.001 par value common stock.

4.

Representations and Warranties of Ahmadzai.  Ahmadzai represents and warrants to Buyer as follows:

4.1

Within five (5) business days of the Closing Date as defined in Section 1.4 herein, Ahmadzai shall cancel Ten Million (10,000,000) pre-split shares of the Buyer’s common stock currently held in the name of  Omar John Ahmadzai.

5.

Other Covenants and Agreements.

5.1

Indemnification by Seller.  Upon the terms and subject to the conditions set forth in Section 5.3 hereof, Seller agree to indemnify and hold Buyer and the Assets harmless against, and will reimburse Buyer (or the Assets if Buyer so requests) on demand for, any payment, loss, damage (including incidental and consequential damages), cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, damage, cost or expense or claim therefore) made or incurred by or asserted against Buyer or the Assets at any time after the Closing Date in respect of any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Seller contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Buyer pursuant to this Agreement.

5.2

Indemnification by Buyer.  Upon the terms and subject to the conditions set forth in Section 5.3 hereof, Buyer agrees to indemnify and hold Seller harmless against, and will reimburse Seller on demand for, any payment, loss, damage (including incidental and consequential damages), cost or expense (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, damage, cost or expense or claim therefore) made or incurred by or asserted against Seller at any time after the Closing Date in respect of any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Buyer contained in this Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Seller pursuant to this Agreement.

5.3

Conditions of Indemnification.  With respect to any actual or potential claim, any written demand, the commencement of any action, or the occurrence of any other event which involves any matter or related series of matters (a "Claim") against which a party hereto is due to be indemnified (the "Indemnified Party") by the other party (the "Indemnifying Party") under Sections 5.1, 5.2 or 5.3 hereof:

(a)

Promptly (and in no event no more than 30 days) after (i) Seller (if Seller are the Indemnified Party), or (ii) the President of the Buyer (if Buyer is the Indemnified Party) first receives written documents pertaining to the Claim, or if such Claim does not involve a third party Claim (a "Third Party Claim"), promptly (and in no event no more than 30 days) after (i) Seller (if Seller are the Indemnified Party), or (ii) the President of the Buyer or the Assets (if Buyer is the Indemnified Party) first has actual knowledge of such Claim, the Indemnified Party shall give notice to the Indemnifying Party of such Claim in reasonable detail and stating the amount involved, if known, together with copies of any such written documents.

(b)

The Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to any Claim if the Indemnified Party fails to give the notice with respect thereto in accordance with Section 5.4(A) hereof.

(c)

If the Claim involves a Third Party Claim, then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party's reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such counsel.  Notwithstanding the preceding sentence, the Indemnified Party may elect, at any time and at the Indemnified Party's sole cost, expense and ultimate liability, regardless of the outcome, and through counsel of its choice, to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim.  If the Indemnified Party so elects (for reasons other than the Indemnifying Party's failure or refusal to provide a defense to such Third Party Claim), then the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to such Third Party Claim, but such disposition will be without prejudice to any other right the Indemnified Party may have to indemnification under Section 5.1, 5.2 or 5.3 hereof, regardless of the outcome of such Third Party Claim.  If the Indemnifying Party fails or refuses to provide a defense to any Third Party Claim, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim, through counsel of its choice, on behalf of and for the account and at the risk of the Indemnifying Party, and the Indemnifying Party shall be obligated to pay the costs, expenses and attorney's fees incurred by the Indemnified Party in connection with such Third Party Claim.  In any event, Buyer, the Assets and Seller shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement or other attempted resolution.

5.4

Taxes and Expenses.

(a)

Except as otherwise specifically provided for in this Agreement, Seller shall be individually responsible for and shall personally pay all costs, liabilities and other obligations incurred by Seller in connection with the performance of and compliance with all transactions, agreements and conditions contained in this Agreement to be performed or complied with by Seller, including legal and accounting fees.

(b)

Except as otherwise specifically provided for in this Agreement, Buyer will assume and pay all costs, liabilities and other obligations incurred by Buyer in connection with the performance of and compliance with all transactions, agreements and conditions contained in this Agreement to be performed or complied with by Buyer, including legal and accounting fees.

5.5

Exclusive Dealing.

(a)

Prior to the termination of this Agreement, Seller shall not authorize or permit, and shall not allow any officer, director or employee of, or any investment banker, attorney or other advisor or representative of any of the foregoing, to (i) solicit or initiate or encourage the submission of any Acquisition Proposal (as herein defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonable be expected to lead to any Acquisition Proposal.  For purposes of this Agreement, “Acquisition Proposal” means any inquiry about or proposal for the acquisition to purchase of a substantial amount of Assets or any type of exchange offer or other offer that if consummated would result in any person beneficially owning any equity interest in the Assets, or any merger, consolidation, business combination, sale of any material assets, recapitalization, liquidation, dissolution or similar transaction involving the Assets (or equity securities thereof) other than transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonable be expected to impede, interfere with, prevent or materially delay the transaction contemplated by this Agreement, or which would reasonably be expected to dilute materially the benefits to Buyer of the transaction contemplated by this Agreement.

5.6

Public Announcements.  Neither Seller nor Buyer will at any time, without the prior consent of the other, make any announcement, issue any press release or make any statement with respect to this Agreement or any of the terms or conditions hereof except as may be necessary to comply with any law, regulation or order; provided, however, that subsequent to the Closing Buyer may disclose the consummation of the transaction herein contemplated without the consent of the Seller.

6.

Conditions of Closing.

6.1

Buyer’s Conditions of Closing.    The obligation of Buyer to purchase and pay for the Assets shall be subject to and conditioned upon the satisfaction (or waiver by Buyer) at the Closing of each of the following conditions:

(a)

All representations and warranties of Seller contained in this Agreement and the Schedules hereto shall be true and correct at and as of the Closing Date, Seller shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement, and Buyer shall have received a certificate of the Seller dated the Closing Date to such effect.

(b)

Seller shall have fully executed and delivered to Buyer any and all documents or instruments necessary or appropriate to validly transfer and or assign the Assets to Buyer including but not limited to any filings required by the United States Patent and Trademark Office to transfer, assign or covey the Assets free and clear of all security interests, liens, encumbrances and adverse claims.

(c)

Neither any investigation of the Assets by Buyer, nor the Schedules attached hereto or any supplement thereto nor any other document delivered to Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Buyer and regardless of the cause thereof, reflect in an adverse way on the Assets.

(d)

The approval and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained.

(e)

No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

(f)

As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Buyer.

6.2

Seller’s Conditions of Closing.  The obligation of Seller to sell the Assets shall be subject to and conditioned upon the satisfaction (or waiver by Seller) at the Closing of each of the following conditions:

(a)

All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date and Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to the performed or satisfied by the Closing Date pursuant to the terms of this Agreement.

(b)

Buyer shall have effected payment of the Purchase Price in accordance with Section 1.3 of this Agreement.

(i)

Resolutions of its Board of Directors authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

(c)

The approval and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby, if any, shall have been obtained.

(d)

No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

             (e)

As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Seller.

(f)

Buyer shall have filed all documents required The Financial Industry Regulatory Authority (“FINRA”) to effect a forward split, having a ratio of no less then 2:1, of Buyers current issued and outstanding $.001 par value common stock.

7.

Termination.

7.1

Methods of Termination.   The transactions contemplated herein may be terminated and/or abandoned at any time before or after approval thereof by Seller and Buyer, but not later than the Closing, in the following manor:

7.1.1

By mutual consent of Buyer and Seller; or

7.1.2

By Buyer, if any of the conditions provided for in Section 6.1 hereof shall not have been met or waived in writing by Buyer at or prior to Closing; or

7.1.3

By Seller, if any of the conditions provided for in Section 6.2 hereof shall not have been met or waived in writing by Seller at or prior to Closing.

6.14

By Seller in the event that Buyer is unable to meet the requirements set forth in Section 1.3 of this Agreement.

7.2

Procedure Upon Termination.  In the event of termination by Buyer or Seller, as applicable, pursuant to Section 6.1 hereof, provided due notice has been given to the other of the alleged breach and such other party has not cured the breach within thirty (30) days of verified receipt of such notice.

(a)

In the event that written notice of an alleged breach has been given,  according to the terms and conditions of this Section 7.2, to the other party, the transactions contemplated by this Agreement shall be terminated without further action by Buyer or Seller subject to this Section 7.2 in its entirety with full rights of rescission, and all rights, title in and interest to the Assets shall be transferred back to the Seller, provided that that:

(i)

Seller has fully complied with the notice requirement set forth in this

    Section 6.2 and Buyer has failed to cure within the 30 days cure period;

(ii)

Seller shall forfeit all right, title and interest in and to the Ten Million (10,000,000) shares of the White Smile Global, Inc.,common stock paid to Seller by Buyer in accordance with the Section 1.2 of this Agreement and Seller shall execute all documents required to by Buyer’s transfer agent to promptly return all of the shares of the Buyer’s common stock back toBuyer no later then Five (5) business days from the effective date of said termination.

(iii)

The Parties hereby acknowledge and agree that the provisions set forth in this Section 7.2.1 (i), (ii.), (iii) shall be only available as a remedy in the event that Buyer verifiably breaches the terms and conditions set forth in section 1.3 of this Agreement.

7.2.2

Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same; and

7.2.3

No party hereto shall have any liability or further obligation to any other party to this Agreement except that if such termination is a result of the failure of any condition set forth in (i) Sections 6.1(a) through 6.1(f) and 6.1(i) hereof, then Buyer shall be entitled to recover from Seller all out-of-pocket costs which Buyer has incurred (including reasonable attorney's fees, accounting fees and expenses); and (ii) Sections 6.2(a) through 6.2(e) hereof, then Seller shall be entitled to recover from Buyer all out-of-pocket costs which Seller has incurred (including reasonable attorney's fees, accounting fees and expenses).

8.

 Miscellaneous.

8.1

Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed given to a party when:

(i)   delivered by hand or by a nationally recognized overnight courier service  (costs prepaid),

(ii)   sent by facsimile with confirmation of transmission by the transmitting equipment, or;

(iii)   received or rejected by the addressee, if sent by certified mail, postage prepaid and return receipt requested, in each case to the following:

8.2

Execution of Additional Documents.  The parties hereto will at any time, and from time to time after the Closing Date, upon request of the other party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to carry out the intent of this Agreement, and to transfer and vest title to the Assets being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Assets sold, granted, assigned, transferred, delivered and conveyed pursuant to this Agreement; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

8.3

Binding Effect; Benefits.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.4

Entire Agreement.  This Agreement, together with the Exhibits, Schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms.  It supersedes all understandings and negotiations concerning the matters specified herein.  Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement and the Exhibits, Schedules and other documents contemplated hereby, shall be given no force or effect.  The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein.  No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

8.5

 Choice of Law; Venue; Jurisdiction; Attorneys’ Fees.  The parties acknowledge and agree that this Agreement has been made in Florida, and that it shall be governed by, construed, and enforced in accordance with the laws of the State of Florida, without reference to its conflicts of laws principles.  The parties also acknowledge and agree that any action or proceeding arising out of or relating to this Agreement or the enforcement thereof shall be brought in the Miami-Dade County Superior Court, and each of the parties irrevocably submits to the exclusive jurisdiction of that Court in any such action or proceeding, waives any objection the party may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such action or proceeding shall be heard and determined only in that Court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement or the enforcement hereof in any other court.  The parties also acknowledge and agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or convenience of forum, or to personal or subject matter jurisdiction.  The parties also acknowledge and agree that any action or proceeding referred to above may be served on any party anywhere in the world without any objection thereto.  The parties also acknowledge and agree that the prevailing party in any such action or proceeding shall be awarded the party’s reasonable attorneys’ fees and costs (including, but not limited to, costs of court).

8.6

Fair Meaning.  The parties agree that the wording of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties to this Agreement, including the party responsible for drafting the Agreement.

8.7

Mutual Drafting.   The parties hereto acknowledge and agree that they are sophisticated and have been represented by attorneys who have carefully negotiated the provisions of this Agreement. As a consequence, the parties also agree that they do not intend that the presumptions of any laws or rules relating to the interpretation of contracts against the   drafter of any particular clause should be applied to this Agreement and therefore waive their effect.

8.8

Jurisdiction, Service of Process.  Any action or proceeding arising out of or relating to this Agreement shall be governed by Section 8.5 of this Agreement, and each of the parties irrevocably submits to the exclusive jurisdiction of each court identified therein in any such action or proceeding; waives any objection the party may now or hereafter have to venue or to convenience of forum; agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court; and agrees not to bring any action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any other court.  The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum.  Process in any action or proceeding referred to in the first sentence of this Section 8.8 may be served on any party anywhere in the world.

8.9

Survival.  All of the terms, conditions, warranties and representations contained in this Agreement shall survive the Closing.

8.10

Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

8.11

Headings.  Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

8.12

Waivers.  Either Buyer or Seller may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

8.13

Merger of Documents.  This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects

8.14

Incorporation of Exhibits and Schedules.  All Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

8.15

Severability.  If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

8.16

Assignability.  Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

8.17

Binding on Successors and Assigns.  This Agreement shall be binding on and shall inure to the benefit of each party, its successors, and assigns.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party without the prior written consent of the other party.

8.18

Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted successors or assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such successors or assigns, any legal or equitable rights, remedy or claim hereunder.

8.19

Authority of Signers.  The parties represent and warrant that the person whose signature is set forth  below on behalf of a party is fully authorized to execute this Agreement on behalf of that party.

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first above written.

SELLER:

By:

Dr. Martin S. Giniger

By:

/s/ Dr. Martin S. Giniger

      Dr. Martin S. Giniger, an individual

BUYER:

White Smile Global, Inc, a Nevada Corporation

By:

/s/ Omar John Ahmadzai

Omar John Ahmadzai

Its:

President

EXHIBIT “A”

Purchased/Assigned Assets

All-Natural / Organic Tooth Pastes

-Fruit PasteTM –

All-Natural tooth paste that combines Organic fruit enzymes with other all natural ingredients.  This product can be made 100% Certified Organic.

-Aloe Vera Tooth Paste – All-Natural Aloe Vera based Tooth Paste that replaces artificial ingredients with Natural Occuring ingredients.

- All-Natural and Organic Mouth Rinse

Childrens All-Natural and Organic Oral Health Line

Includes: Tooth Paste, Tooth Brush, and other Proprietary Components

This Product can also be made 100% Certified Organic

All Proprietary formulation and Trade Secrets pertaining to the above mentioned products.